SARATOGA NATIONAL BANK

                        ESP EXECUTIVE BENEFITS AGREEMENT

     THIS EXECUTIVE BENEFITS AGREEMENT is entered into on June 18, 1999 by and between Saratoga National Bank ("Employer") and Richard L. Mount ("Executive") for the purposes set forth hereinafter.

                                    RECITALS

     WHEREAS, the Executive has been an employee of the Employer since April 15, 1982, and is currently serving as its President and Chief Executive Officer;

     WHEREAS,  the  Employer  and the  Executive  desire to  establish a benefit
arrangement   for  the  Executive  to  be  funded  through   insurance   premium
contributions by the Executive and certain supplemental insurance premium contributions by the Employer;

     WHEREAS, it is deemed to be in the best interests of the Employer to provide the Executive with such supplemental insurance premium contributions in order to eliminate certain unresolved benefit deficiencies in connection with that certain Executive Supplemental Compensation Agreement between the Employer and the Executive, dated September 24,1998, on the terms and conditions set forth herein; and

     WHEREAS, the Executive and the Employer wish to specify in writing the terms and conditions upon which this additional benefit will be provided to the Executive, or to the Executive's spouse or other designated beneficiary, as the case may be.

     NOW, THEREFORE, in consideration of the services to be performed by the Executive in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

                                    AGREEMENT

                                    ARTICLE I

                              DEFINITIONS AND TERMS

     1.1 Administrator. The Benefits Marketing Group, Inc. shall be the "Administrator" and, solely for the purposes of ERISA as defined in subparagraph
1.10 below, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

     1.2 Anniversary Date. The term "Anniversary Date" shall mean the first day of each Policy Year.

     1.3 Beneficiary. The term "Beneficiary" shall mean the person(s) or entity(ies) whom the Executive shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Schedule "A," to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part thereof, completed and signed by the Executive and received by the Administrator prior to the Executive's death.

     1.4 Change in Control. The term "Change in Control" shall mean the occurrence of any of the following events with respect to the Employer (with the term "Employer" being defined for purposes of determining whether a "Change in Control" has occurred to include any parent bank holding company owning 100% of the Employer's outstanding common stock): (i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the regulatory agencies or governmental authorities having jurisdiction over the Employer or any stock exchange on which the Employer's shares are listed which requires the reporting of a change in control; (ii) any merger, consolidation or reorganization of the Employer in which the Employer does not survive; (iii) any sale, lease, exchange, mortgage, pledge, transferor other disposition (in one transaction or a series of transactions) of any assets of the Employer having an aggregate fair market value of fifty percent (50%) of the total value of the assets of the Employer, reflected in the most recent balance sheet of the Employer; (iv)a transaction whereby any "person" (as such term is used in the Exchange Act)or any individual, corporation, partnership, trust or any other entity becomes the beneficial owner, directly or indirectly, of securities of the Employer representing twenty-five percent (25%) or more of the combined voting power of the Employer's then outstanding securities; or (v) a situation where, in any one-year period, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Employer's shareholders, of each new director is approved by a vote of at least three-quarters (3/4) of the directors then still in office who were directors at the beginning of the period.

     1.5 Code. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

     1.6 Committee. The Compensation Committee of the Board of Directors of Employer.

     1.7 Compensation. Compensation, with respect to any Executive, means the portion of total compensation paid by the Employer, including base salary, any Employer-paid bonuses, and excluding any non-taxable fringe benefits provided by the Employer.

     1.8 Disability. The term "Disability" shall have the same meaning given such term in any policy of disability insurance maintained by the Employer for the benefit of employees including the Executive. In the absence of such a policy which extends coverage to the Executive in the event of disability, the term shall mean bodily injury or disease (mental or physical) which wholly and continuously prevents the performance of duty for at least three months.

     1.9 Effective Date. June 18, 1999.

     1.10 ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.11 Insurance Company. The Company(s) listed in Schedule "B".

     1.12 Plan Year. The initial Plan Year shall be the period commencing on June 18, 1999 and ending on December 31, 1999. Thereafter, the Plan Year shall be the same as the Policy Year.

     1.13 Policy. The Policy purchased from the Insurance Company pursuant to the terms of this Agreement and listed in Schedule "B".

     1.14 Policy Year. The calendar year.

     1.15 Retirement Date. The date of termination of the Executive's employment with the Employer for any reason, including Disability, voluntary or involuntary termination.

     1.16 Surviving Spouse. The term "Surviving Spouse" shall mean the person, if any, who shall be legally married to the Executive on the date of the Executive's death.

                                   ARTICLE II

                            SCOPE, PURPOSE AND EFFECT

     2.1 Contract of Employment. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive's employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which the Executive may have with the Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said Employment Agreement (or any modification thereto), this Agreement (and the Employer's obligations hereunder) shall stand separate and apart and shall have no effect on or be affected by, the terms and provisions of said Employment Agreement.

     2.2 Fringe Benefit. The benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

                                   ARTICLE III

                           POLICY APPLICATION AND DATA

     3.1 Application. The Employer and the Executive shall apply to the Insurance Company for the Policy at the earliest practicable date. When the Policy is issued, it shall be subject to the terms of this Agreement.

     3.2 Policy Data. The Insurance Company, Policy number, initial amount of death benefit, and such other Policy data as may be necessary or advisable to properly identify the Policy and benefits thereunder shall be recorded on Schedule "B" attached hereto.

                                   ARTICLE IV

                             PREMIUM/BONUS PAYMENTS

     4.1 Executive  Premiums.  The Executive  shall make five (5)annual  premium
payments   ("Executive's   Premiums")   each  in  an  amount  equal  to  $42,079
individually and $210,395 in the aggregate.

     4.2 Employer Premiums. The Employer shall make five (5) annual premium payments ("Employer's Premiums") each in an amount equal to $28,058 individually and $140,290 in the aggregate.

     4.3 Premium Payment Date. The Executive's Premiums and the Employer's Premiums shall be paid to the Insurance Company concurrently on such date during the first five (5) Plan Years as may be required by the Insurance Company to comply with the terms of this Agreement.

     4.4 Bonus Payments/Taxes. The Employer shall make five (5)annual bonus compensation payments to the Executive in the amount of $70,137 individually and $350,685 in the aggregate (the "Bonus Payments"). The Bonus Payments shall be paid not later than thirty (30) days prior to the date that Employer Premiums and Executive Premiums are required to be paid to the Insurance Company during the first five (5)Plan Years pursuant to this Agreement. The Executive shall be responsible for the payment of all taxes attributable to his receipt of such bonus compensation payments from the Employer.

                                    ARTICLE V

                      OWNERSHIP AND ALLOCATION OF INSURANCE

     5.1 Insurance Ownership. The ownership of the Policy cash surrender value and death benefit shall be as follows: (a) Cash Surrender Value. The Employer shall own that portion of the total cash surrender value of the Policy equal to the total amount of the Employer's Premiums and the Executive shall own the remaining balance of the cash surrender value. (b) Death Benefit. The Employer shall own that portion of the death benefit pursuant to the Policy equal to the total of the Employer's Premiums, plus interest on each of the Employer's Premiums accruing at the rate of six (6%) percent per annum from the date of each premium payment until the date of death, compounded annually. The remaining balance of the death benefit shall be owned by the Executive's Beneficiary.

     5.2 Limited Rights. Neither the Employer or the Executive shall have or exercise any right in and to the portion of the Policy cash surrender value or death benefit which is owned by or is payable to the other party, including the right to borrow against or from the other party's portion of the cash surrender value of the Policy, the right to collect the proceeds of the other party's portion of the death benefits of the Policy, or take any actions which would reduce the other party's interest in the Policy.

     5.3 Policy Possession. The Employer shall maintain possession of the Policy. The Employer shall make the Policy available to the Insurance Company to the extent necessary for the purpose of endorsements or filing any change of Beneficiary in accordance with the provisions of this Agreement. The Policy shall be returned promptly to the Employer after any such action shall have been accomplished.

                                   ARTICLE VI

                             POLICY BENEFIT PAYMENTS

     6.1 Policy Withdrawals/Loans. Upon written notice to the Administrator from the Executive on or after the Executive's Retirement Date, the Executive shall be entitled to begin receiving Policy benefit payments through withdrawals and/or loans of the Policy cash surrender value to the extent of the Executive's ownership interest therein as set forth in subparagraph 5.1 (a). Such benefit payments shall be received by the Executive in annual installments beginning on the Anniversary Date coincident with or next following the Retirement Date, based on a schedule that may be changed from time to time, at the discretion of the Executive. The calculation of the installments will be based on the crediting rate of the Policy as of the Retirement Date. Should the crediting rate of the Insurance Company fluctuate during the period of distribution, the amount of the remaining installments shall be recalculated on an annual basis as of each Anniversary Date. Upon the death of the Executive, the Beneficiary shall receive any remaining amount pursuant to the death benefit payment option which is elected as set forth in subparagraph 7.3.

     6.2 Benefit Payment Determination. Prior to the receipt by the Executive of any benefit payments under the Policy, the amounts available for withdrawals and/or loans of the Policy cash surrender value shall be determined by the Administrator and the Insurance Company and promptly communicated to the Executive not later than thirty (30) days following receipt of notice from the Executive to the Administrator of intention to commence benefit payments. The Executive shall complete all necessary forms prescribed by the Insurance Company in order to begin receiving such benefit payments

     6.3 Third Party Loans. In any Plan Year, the Employer shall have the right to obtain loans from unrelated persons or entities, including loans from the Insurance Company or other creditors, and to secure the repayment obligation arising therefrom, including all interest charges related to any such loans, by the assignment of its portion of the Policy cash surrender value and/or death benefit. The amount of such loans, together with the interest accrued thereon, shall at no time exceed the portion of the Policy cash surrender value which the Employer owns as described in subparagraph 5.1 (a).

                                   ARTICLE VII

                                 DEATH BENEFITS

     7.1 Cooperation/Prompt Action. Upon the Executive's death, the Employer, Administrator and Beneficiary shall cooperate and promptly take all reasonable action to cause the Insurance Company to pay the Policy death benefits in accordance with this Agreement.

     7.2 Spousal Consent. The Beneficiary shall be the Executive's Surviving Spouse unless the Surviving Spouse consents to the designation of another Beneficiary by signing the consent at Schedule "A" or in the event that there is no such Surviving Spouse. The identity of the Beneficiary shall also be designated in the Policy in conformity with Schedule "A".

     7.3 Beneficiary Payment Option. Notwithstanding any other provision of this Agreement, upon the Executive's death, the Beneficiary shall have the right to receive the benefit payment to which the Beneficiary is entitled in a single lump sum, or the Beneficiary may elect to receive such benefit payment in accordance with the death benefit payment option(s) which are available under the Policy.

                                  ARTICLE VIII

                           INSURANCE COMPANY LIABILITY

     8.1 Non-Binding Effect. The Insurance Company shall be bound only by the provisions of any endorsements on the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. Except as specifically provided by endorsement on the Policy, no provisions of this Agreement shall be binding upon the Insurance Company.

                                   ARTICLE IX

                        CLAIMS/UNSECURED CREDITOR STATUS

     9.1 Claims Procedure. The Employer shall, but only to the extent necessary to comply with ERISA, be designated as the Administrator and named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement, until such time, if any, as a successor Administrator shall be named. The Administrator shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Administrator denying a claim by the Executive, the Executive's Surviving Spouse, or the Beneficiary, for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive's Surviving Spouse or the Beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Administrator shall provide the Executive, the Executive's Surviving Spouse or the Executive's Beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

     9.2 Status as an Unsecured General Creditor. Notwithstanding anything contained herein to the contrary: (i) neither the Executive, the Executive's Surviving Spouse or the Executive's Beneficiary shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Employer as a result of this Agreement; (ii) none of the Employer's assets shall be held in or under any trust for the benefit of the Executive, the Executive's Surviving Spouse or the Executive's Beneficiary or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement; (iii) all of the Employer's assets shall be and remain the general unpledged and unrestricted assets of the Employer;(iv) the Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay the Employer Premiums and to permit the payment of the Executive's Premiums from the distributions of bonus compensation paid by the Employer to the Executive and (v) the Executive, the Executive's Surviving Spouse and the Executive's Beneficiary shall be unsecured general creditors with respect to any unpaid Employer Premiums and Executive Premiums which may be payable under the terms of this Agreement.

     Notwithstanding subparagraphs 9.2 (i) through (v) above, the Employer and the Executive acknowledge and agree that, in the event of a Change in Control, upon request of the Executive, or in the Employer's discretion if the Executive does not so request and the Employer nonetheless deems it appropriate, the Employer shall establish, not later than the effective date of the Change in Control, a Rabbi Trust or multiple Rabbi Trusts (the "Trust" or "Trusts") upon such terms and conditions as the Employer, in its sole discretion, deems appropriate and in compliance with applicable provisions of the Code, in order to permit the Employer to make contributions and/or transfer assets to the Trust or Trusts to discharge its obligations pursuant to this Agreement. The principal of the Trust or Trusts and any earnings thereon shall be held separate and apart from other funds of the Employer to be used exclusively for discharge of the Employer's obligations pursuant to this Agreement and shall continue to be subject to the claims of the Employer's general creditors until paid to the Executive or the Executive's Surviving Spouse, or Beneficiary in such manner and at such times as specified in this Agreement.

                                    ARTICLE X

                            TERMINATION OF AGREEMENT

     10.1 This Agreement may be terminated prior to the Executive's death by mutual agreement of the Executive and the Employer.

     10.2 In the event of termination in accordance with subparagraph 10.1 above, the date of termination of this Agreement shall be the last day of the month coincident with or next following the date of mutual agreement to terminate. The requirement of annual premium payments by the Executive and the Employer shall cease after the termination date and ownership of the Policy by the Employer and the Executive shall be recognized by the Insurance Company as described in subparagraph 5.1.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Miscellaneous.

          (a) Administrator Payment. If the Administrator shall find that any person to whom any amount is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Administrator to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Administrator may determine consistent with the provisions of this Agreement.

          (b) Opportunity To Consult With Independent Advisors. The Executive acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding the
               (i)benefits granted to him under the provisions of this Agreement, (ii) terms and conditions which may affect the
               Executive's right to these benefits, and(iii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Executive acknowledges and agrees shall be the sole responsibility of the Executive notwithstanding any other provision of this Agreement. The Executive further acknowledges and agrees that the Employer shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Executive and further specifically waives any right for the Executive, his Surviving Spouse or Beneficiary, and any other of his heirs, beneficiaries, legal representatives, agents, successors, and assigns, to claim or assert liability on the part of the Employer related to the matters described above in this subparagraph 11.1(b). The Executive further acknowledges and agrees that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

          (c) Arbitration of Disputes. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer or the Administrator in their respective sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), located in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this subparagraph 11.1 (c), or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), located in San Francisco, California, shall conduct the binding arbitration referred to in this subparagraph
               11.1 (c). Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, the irrespective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this subparagraph 11.1
               (c) shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Saratoga, California, unless otherwise agreed to by the parties.

          (d) Attorneys' Fees. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

          (e) Notice. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

                     If to the Employer:       Saratoga National Bank
                                               12000 Saratoga-Sunnyvale Rd.
                                               Saratoga, California 95070
                                               Attn: Chairman of the Board
                     If to the Executive:      Richard L. Mount
                                               20564 Verde Court
                                               Saratoga, CA 95070

          (f) Assignment. Neither the Executive, the Executive's spouse, nor any other Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such Beneficiary, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive, the Executive's spouse, or any such Beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and unenforceable without the prior written consent of the Employer. The Employer's consent, if any, to one or more assignments or transfers shall not obligate the Employer to consent to or be construed as the Employer's consent to any other or subsequent assignment or transfer.

          (g) Binding Effect/Merger or Reorganization. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

          (h) Nonwaiver. The failure of either party to enforce at anytime or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

          (i) Partial Invalidity. If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

          (j) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

          (k) Modifications. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

          (l) Paragraph Headings/Construction. The article, paragraph and subparagraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement. Masculine terminology and use of the singular shall be construed to include the feminine and the plural, respectively, and vice versa, to the extent the context may otherwise require.

          (m) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

          (n) Governing Law. The laws of the State of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, or other regulatory agency or governmental authority having jurisdiction over Employer, shall govern the validity, interpretation, construction and effect of this Agreement.

     IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of Saratoga, Santa Clara County, California.

THE EMPLOYER                              THE EXECUTIVE
SARATOGA NATIONAL BANK

By:______________________________         _____________________________
V. Ronald Mancuso                         Richard L. Mount

Compensation Committee Chairman

                                   SCHEDULE A

                             BENEFICIARY DESIGNATION

     To the  Administrator  of the Saratoga  National  Bank  Executive  Benefits
Agreement:

     Pursuant to the Provisions of my Executive Benefits Agreement with Saratoga National Bank, permitting my designation of a beneficiary or beneficiaries, I hereby designate the following person(s) and entit(y)ies as primary and secondary beneficiaries of any Benefits under said Agreement payable by reason of my death:

Primary Beneficiary:

______________________     ____________________      ________________________
Name                       Address                   Relationship

Secondary (Contingent) Beneficiary:

______________________     ____________________      ________________________
Name                       Address                   Relationship

THE RIGHT TO REVOKE OR CHANGE ANY  BENEFICIARY  DESIGNATION IS HEREBY  RESERVED.
ALL  PRIOR  DESIGNATIONS,   IF  ANY,  OF  PRIMARY  BENEFICIARIES  AND  SECONDARY
BENEFICIARIES ARE HEREBY REVOKED.

     The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of my Executive Benefits Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire Benefits payable under said Agreement, then and in that event, the remaining unpaid Benefits payable according to the terms of my Executive Benefits Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total Benefits provided by my Executive Benefits Agreement.

Dated: June 18, 1999                                 __________________________
                                                     Richard L. Mount

CONSENT OF THE EXECUTIVE'S SPOUSE TO THE ABOVE BENEFICIARY DESIGNATION:

     I, Patricia A. Mount, being the spouse of Richard L. Mount, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing
Beneficiary Designation which relates to the Executive Benefits Agreement entered into by my spouse effective as of June 18,1999. I understand that the above Beneficiary Designation may affect certain rights which I may have in the benefits provided for under the terms of the Executive Benefits Agreement and in which I may have a marital property interest.

Dated: June 18, 1999                            ______________________________
                                                Patricia A. Mount

                                   SCHEDULE B

Insurance Company: Jefferson Pilot Financial Life Insurance Company

Policy No.: ________________________

Initial Death Benefit: $_________________________

Policy

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